EXHBIT 99.1

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By Republic Bank & Trust Company, a wholly owned subsidiary of Republic Bancorp, Inc.

January 27, 2012

INDEX OF STATEMENT

Page No.

Report of Independent Registered Public Accounting Firm	15
Statement of Assets Acquired and Liabilities Assumed at January 27, 2012	16
Notes to the Statement of Assets Acquired and Liabilities Assumed	17-24

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
Republic Bancorp, Inc.
Louisville, Kentucky

We have audited the accompanying statement of assets acquired and liabilities assumed by Republic Bank & Trust Company (a wholly-owned subsidiary of Republic Bancorp, Inc. (the “Company”)) pursuant to the Purchase and Assumption Agreement dated January 27, 2012, as amended (the “Agreement”). This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by Republic Bank & Trust Company (a wholly-owned subsidiary of Republic Bancorp, Inc.) pursuant to the Agreement, in conformity with U.S. generally accepted accounting principles.

Louisville, KY
April 11, 2012

Statement of Assets Acquired and Liabilities Assumed
By Republic Bank & Trust Company, a wholly owned subsidiary of Republic Bancorp, Inc.

January 27,
(in thousands)	2012
ASSETS

Cash and cash equivalents	$61,854
Securities available for sale	42,646
Loans to be repurchased by the FDIC, net of discount	17,003
Loans	56,446
Federal Home Loan Bank stock, at cost	2,491
Other assets and accrued interest receivable	885
Other real estate owned ("OREO")	10,830
Core deposit intangible	64
FDIC settlement receivable	784,545
TOTAL ASSETS ACQUIRED	$976,764

LIABILITIES

Deposits
Non interest-bearing	$19,754
Interest-bearing	927,695
Total deposits	947,449

Other liabilities and accrued interest payable	11,404

TOTAL LIABILITIES ASSUMED	958,853

STOCKHOLDERS' EQUITY

Bargain purchase gain, net of tax	17,911
TOTAL STOCKHOLDERS' EQUITY	17,911

TOTAL LIABILITIES ASSUMED AND
AND STOCKHOLDERS' EQUITY	$976,764

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITES ASSUMED
By Republic Bank & Trust Company, a wholly owned subsidiary of Republic Bancorp, Inc.
January 27, 2012

Note 1 – FDIC-Assisted Acquisition of Certain Assets and Liabilities of Tennessee Commerce Bank

On January 27, 2012, (the “Acquisition Date”) Republic Bank & Trust Company (“RB&T”), a wholly-owned subsidiary of Republic Bancorp, Inc., entered into a purchase and assumption agreement with the Federal Deposit Insurance Corporation (“FDIC”) to acquire certain assets and assume substantially all of the deposits and certain liabilities of Tennessee Commerce Bank (“TCB”), headquartered in Franklin, Tennessee.

RB&T acquired approximately $221 million in gross assets from the FDIC as receiver for TCB.  In addition, RB&T also recorded a receivable from the FDIC for approximately $785 million, which represented the net difference between the assets acquired and the liabilities assumed adjusted for the discount RB&T received for the transaction. The FDIC paid approximately $771 million of this receivable on January 30, 2012 with the remaining $14 million paid on February 15, 2012.  Included in the acquired assets were approximately $99 million of gross loans, $43 million of marketable securities and $62 million of cash and cash equivalents.  Subsequent to the Acquisition Date, the FDIC agreed to repurchase from RB&T approximately $20 million of TCB loans at a price of par less the original discount that RB&T received when it purchased the loans on the Acquisition Date of $3 million.  All of the amounts disclosed in this paragraph are prior to any fair value adjustments.  For the applicable fair value adjustments, see the subsequent footnotes on the following pages of these financial statements.

The loans acquired by RB&T consist of residential real estate, commercial real estate, real estate construction, commercial and consumer loans. RB&T also assumed approximately $949 million of liabilities, including approximately $947 million in customer deposits.

TCB’s sole location was reopened as RB&T on January 30, 2012.  RB&T has an option, exercisable for 90 days following the closing of the acquisition, to acquire, at fair value, any fixed assets that were owned by, and to assume any leases relating to bank premises held by TCB (including ATM locations). In addition, RB&T has an option, exercisable for 90 days following the closing of the acquisition, to elect or reject any contracts that provided for the rendering of services by or to TCB.

The assets acquired and liabilities assumed in the transaction are presented at estimated fair value on the date of the acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to Acquisition Date fair values becomes available. RB&T and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by RB&T and/or the purchase prices. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the Acquisition Date.  At the Acquisition Date, a deferred tax liability of approximately $10 million was recorded in other liabilities.

Note 2 – Loss Sharing Agreement

In connection with this purchase and assumption agreement, RB&T and the FDIC did not enter into loss sharing agreements.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITES ASSUMED
By Republic Bank & Trust Company, a wholly owned subsidiary of Republic Bancorp, Inc.
January 27, 2012
Note 3 – Basis of Presentation

As part of the acquisition, RB&T did not acquire any of the subsidiaries of TCB.

RB&T has determined that the acquisition constitutes a business acquisition as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required. Fair values were determined based on the requirements of ASC Topic 820, Fair Value Measurements. In many cases, the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and Due from Banks and Interest-bearing Deposits in Banks

The carrying amount of these assets, adjusted for any cash items deemed uncollectible by management, was determined to be a reasonable estimate of fair value based on their short-term nature.

Investment Securities

Investment securities were acquired at their fair values from the FDIC. The fair values provided by the FDIC were reviewed and considered reasonable based on RB&T’s understanding of the marketplace.

Federal Home Loan Bank stock was acquired at cost.  It is not practicable to determine its fair value given restrictions on its marketability.

Loans

Loans to be repurchased by the FDIC were valued at the contractual amount reduced by the applicable discount as discussed in Note 1.

Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and a discount rate reflecting current market rates for new originations of comparable loans adjusted for the risk inherent in the cash flow estimates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques.

Certain loans that were deemed to be collateral dependent were valued based on the fair value of the underlying collateral. These estimates were based on the most recently available real estate appraisals with certain adjustments made based on the type of property, age of appraisal, current status of the property and other related factors to estimate the current value of the collateral.

Information obtained subsequent to January 27, 2012 through April 11, 2012 was considered in forming estimates of cash flows and collateral values.

Core Deposit Intangible

This intangible asset represents the value of the relationships that TCB had with their deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to type of deposit, deposit retention, cost of the deposit base, and net maintenance cost attributable to customer deposits.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITES ASSUMED
By Republic Bank & Trust Company, a wholly owned subsidiary of Republic Bancorp, Inc.
January 27, 2012

OREO

OREO is presented at fair value, which is the estimated value that management expects to receive when the property is sold, net of related costs to sell. These estimates were based on the most recently available real estate appraisals, with certain adjustments made based on the type of property, age of appraisal, current status of the property and other related factors to estimate the current value of the property.  Information obtained subsequent to January 27, 2012 through April 11, 2012 was considered in forming the estimates of the fair value of the OREO acquired.  Included in this information were actual sales of OREO properties totaling $4.6 million between the Acquisition Date and April 11, 2012, as well as OREO properties under contract to be sold as of April 11, 2012 totaling $3.7 million.

Deposits

The fair values used for the demand and savings deposits that comprise the transaction accounts acquired, by definition, equal the amount payable on demand at the Acquisition Date. The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits.  Information obtained subsequent to January 27, 2012 through April 11, 2012, was considered in forming estimates of cash flows for the deposit liabilities assumed.

Note 4 – Assets Acquired and Liabilities Assumed

The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting. The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the Acquisition Date.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITES ASSUMED
By Republic Bank & Trust Company, a wholly owned subsidiary of Republic Bancorp, Inc.
January 27, 2012

A summary of the net assets acquired from the FDIC and the estimated fair value adjustments as of January 27, 2012 are as follows:

(in thousands)	Amount

Assets acquired, at contractual amount	$221,126
Liabilities assumed, at contractual amount	(948,701)
Net liabilities assumed per the Purchase and Assumption Agreement	(727,575)

Contractual Discount	(56,970)
Net receivable from the FDIC	$(784,545)

Fair value adjustments:
Loans	$(22,666)
Discount for loans to be repurchased by the FDIC	(2,797)
Other real estate owned	(3,359)
Other assets and accrued interest receivable	(60)
Core deposit intangible	64
Deposits	(54)
All other	(199)
Total fair value adjustments	(29,071)

Discount	56,970
Bargain purchase gain, pre-tax	$27,899

Note 5 – Investment and Other Securities

RB&T acquired $43 million of investment securities at estimated fair value in the TCB acquisition. The acquired securities were designated as available for sale. RB&T also acquired $2.5 million in FHLB stock. During the first quarter of 2012, RB&T sold all of the TCB corporate bonds and the substantial majority of the TCB U.S Government agency securities.  As a result of these sales, RB&T recognized a net gain on sale of securities of $56,000.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITES ASSUMED
By Republic Bank & Trust Company, a wholly owned subsidiary of Republic Bancorp, Inc.
January 27, 2012

The fair value of investment securities acquired as of January 27, 2012 is as follows:

(in thousands)	Fair Value
Available for sale :

U.S. Government agency securities	$13,076
Collateral mortgage obligations	12,634
Corporate bonds	16,936
Total investment securities	$42,646

Federal Home Loan Bank stock	$2,491

None of the acquired securities were pledged as collateral on public funds at January 27, 2012.

The investment securities were valued using Level 2 inputs or other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Investment securities have contractual terms to maturity and require periodic payments to reduce principal. In addition, expected maturities may differ from contractual maturities because obligors and/or issuers may have the right to call or prepay obligations with or without call or prepayment penalties. The estimated fair value of debt securities at January 27, 2012 is shown below by contractual maturity.

	U.S.	Collateral		Tota1
	Government	Mortgage	Corporate	Fair
(in thousands)	Agencies	Obligations	bonds	Value

Due within one year	$5,280	$-	$-	$5,280
Due after year one but within five	5,517	-	-	5,517
Due after five years but within ten years	-	-	-	-
Due after ten years	2,279	12,634	16,936	31,849
Total investment securities	$13,076	$12,634	$16,936	$42,646

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITES ASSUMED
By Republic Bank & Trust Company, a wholly owned subsidiary of Republic Bancorp, Inc.
January 27, 2012

Note 6 – Acquired Loans

The composition of acquired loans at fair value at January 27, 2012 follows:

	Contractual	Fair Value	Fair
(in thousands)	Amount	Adjustments	Value

Residential real estate	$23,217	$(4,076)	$19,141
Commercial real estate	18,122	(6,971)	11,151
Real estate construction	14,877	(2,681)	12,196
Commercial	13,224	(6,939)	6,285
Home equity	6,220	(606)	5,614
Consumer:			-
Credit cards	608	(22)	586
Overdrafts	672	(621)	51
Other consumer	2,172	(750)	1,422
Total loans	$79,112	$(22,666)	$56,446

Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and a discount rate reflecting current market rates for new originations of comparable loans adjusted for the risk inherent in the cash flow estimates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques.

Certain loans that were deemed to be collateral dependent were valued based on the fair value of the underlying collateral. These estimates were based on the most recently available real estate appraisals with certain adjustments made based on the type of property, age of appraisal, current status of the property and other related factors to estimate the current value of the collateral.
Loans purchased in the TCB acquisition are accounted for using one of two following accounting standards:

●
ASC Topic 310-20 is used to value loans that have not demonstrated post origination credit quality deterioration and the acquirer expects to collect all contractually required payments from the borrower. For these loans, the difference between the fair value of the loan at acquisition and the amortized cost of the loan would be amortized or accreted into income using the interest method.

●
ASC Topic 310-30 is used to value loans with post origination credit quality deterioration. For these loans, it is probable the acquirer will be unable to collect all contractually required payments from the borrower. Under ASC 310-30, the expected cash flows that exceed the initial investment in the loan (fair value) represent the “accretable yield,” which is recognized as interest income on a level-yield basis over the life of the loan.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITES ASSUMED
By Republic Bank & Trust Company, a wholly owned subsidiary of Republic Bancorp, Inc.
January 27, 2012

The following table presents the purchased loans that are included within the scope of ASC 310-20, Receivables — Nonrefundable Fees and Other Costs (“ASC Topic 310-20”) and ASC Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, (“ASC Topic 310-30”):

	ASC 310-20	ASC 310-30	Total
January 27, 2012 (in thousands)	Loans	Loans	Loans

Contractually-required principal payments	$26,834	$52,278	$79,112
Non-accretable difference	-	(21,308)	(21,308)
Accretable yield	(933)	(425)	(1,358)
Fair value of loans	25,901	30,545	56,446

In addition to the loans acquired by RB&T as part of the Agreement, RB&T is required to service approximately $688 million of TCB loans, which were retained as part of the transaction by the FDIC.  RB&T shall service these loans on behalf of the FDIC for a period of one year from the Acquisition Date, unless they are sold or transferred at an earlier time by the FDIC.   Also as part of the Agreement, the FDIC will reimburse RB&T for a direct pass thru of the costs incurred to service the loans. As of the date of this filing, the FDIC and RB&T were still in discussions to document and finalize those costs that will be reimbursed.   Because RB&T does not own the servicing related to the FDIC’s loans, no servicing asset is required to be recorded by RB&T.  Additionally, because the FDIC is expected to reimburse RB&T on a dollar for dollar basis for the costs it incurs to service the loans, a servicing liability was not recorded as of the Acquisition Date nor is one expected to be recorded in the future.

Note 7 –Other Intangible Assets

The accompanying consolidated statement of assets acquired and liabilities assumed reflects a core deposit intangible asset of $64,000 at January 27, 2012. The core deposit intangible asset will be amortized utilizing an accelerated amortization method over an estimated economic life of four years. Estimated amortization expense for the remainder of 2012 and the three subsequent years thereafter is estimated at $26,000, $19,000, $13,000 and $6,000, respectively.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITES ASSUMED
By Republic Bank & Trust Company, a wholly owned subsidiary of Republic Bancorp, Inc.
January 27, 2012

Note 8 – Deposits

Deposits assumed are composed of the following at January 27, 2012:

	Contractual	Fair Value	Fair
January 27, 2012 (in thousands)	Amount	Adjustments	Value

Non Interest Bearing	$19,754	$-	$19,754
Demand (NOW)	3,190	-	3,190
Money market accounts	11,338	-	11,338
Savings	91,859	-	91,859
Individual retirement accounts*	33,063	-	33,063
Certificates of deposit*	369,251	14	369,265
Brokered deposits*	418,940	40	418,980

Total deposits	$947,395	$54	$947,449

_________________
* - denotes a time deposit

The aggregate amount of time deposits in denominations of $100,000 or more at January 27, 2012 was $406 million.

At January 27, 2012, the scheduled maturities of time deposits were as follows:

Fair
(in thousands)	Value

Due in 2012	$288,352
Due in 2013	153,076
Due in 2014	253,282
Due in 2015	58,369
Due in 2016	67,382
Thereafter	847
Total time deposits	$821,308

As permitted by the FDIC, RB&T had the option to re-price the acquired deposit portfolios to current market rates within seven days of the Acquisition Date. In addition, depositors had the option to withdraw funds without penalty. RB&T chose to re-price all of the acquired interest-bearing deposits, including transaction, time and brokered deposits. This re-pricing triggered time and brokered deposit run-off in-line with management’s expectations. Through March 31, 2012, approximately 85% of the assumed interest bearing deposit account balances had exited RB&T, with no penalty on the applicable time and brokered deposits.   At March 31, 2012, RB&T had $139 million of deposits remaining from the TCB acquisition.